23(j)	Consent of Independent Registered Certified Public Accounting Firm (Ernst & Young)

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Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 105 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our report dated February 24, 2009 on Transamerica Premier Diversified Equity Fund and Transamerica Premier Focus Fund included in the Annual Report to Shareholders for the fiscal year ended December 31, 2008.
/s/ Ernst and Young
New York, New York
November 13, 2009

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